--------------------------------------------------------------------------------
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM 8-K
                               --------------

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported): October 25, 2006

                            --------------------

                        IMPSAT FIBER NETWORKS, INC.
           (Exact name of registrant as specified in its charter)

                           ----------------------

           DELAWARE                   000-29085              52-1910372
 ----------------------------       -------------        ------------------
 (State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)              File Number)        Identification No.)



                      ELVIRA RAWSON DE DELLEPIANE 150
                              PISO 8, C1107BCA
                          BUENOS AIRES, ARGENTINA
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

    Registrant's telephone number, including area code: (5411) 5170-0000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Pursuant to Impsat Fiber Networks, Inc.'s (the "Company") Restated Certificate of Incorporation (the "Charter"), the Board of Directors of the Company (the "Board") is constituted of seven members who are classified among four categories. Two of those members of the Board (the "Category Two Directors") are elected by the initial holders of the 6% Senior Guaranteed Convertible Notes due 2011 - Series A (the "Series A Notes") issued by the Company pursuant to the Plan of Reorganization (the "Initial Senior Series A Noteholders"), for so long as the Initial Senior Series A Noteholders continue to satisfy conditions as to ownership of such Series A Notes specified in the Charter. Pursuant to Article VI of the Charter, a Category Two Director may be removed, with or without cause, by majority vote of the Initial Senior Series A Noteholders. On October 25, 2006, Mr. William Connors was removed from the Board as a Category Two Director by written consent of a majority of the Initial Senior Series A Noteholders.

                                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMPSAT Fiber Networks, INC.

Date:  October 31, 2006                 By: /s/ Hector Alonso
                                            -----------------
                                            Name:   Hector Alonso
                                            Title:  Executive Vice President and
                                                    Chief Financial Officer